UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2019

Carrols Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33174	83-3804854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street Syracuse, New York	13203
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TAST	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 13, 2019, Carrols Restaurant Group, Inc. (the "Company") and certain subsidiaries of the Company (collectively, the "Guarantors") entered into the First Amendment to Credit Agreement (the First Amendment") with Wells Fargo Bank, National Association (the "Administrative Agent"), as administrative agent, and the lenders party thereto, as further described in "Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant" which is incorporated by reference in this Item 1.01.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On December 13, 2019, the Company and the Guarantors entered into the First Amendment. The First Amendment amends the Credit Agreement dated as of April 30, 2019 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto (the "Credit Agreement"). The Company proactively amended its Credit Agreement to provide for additional leverage ratio covenant capacity. The Company believes the terms of the Credit Agreement as amended by the First Amendment reflect terms currently provided to other similarly rated restaurant borrowers.

The First Amendment amended a financial covenant under the Credit Agreement applicable solely with respect to the Revolving Facility (as defined in the Credit Agreement) that previously required the Company to maintain quarterly a Total Net Leverage Ratio (as defined in the Credit Agreement) of not greater than 4.75 to 1.00 (measured on a most recent four quarter basis), to now require that the Company maintain only a First Lien Leverage Ratio (as defined in the Credit Agreement) of not greater than 5.75 to 1.00 (as measured on a most recent four quarter basis) if, and only if, on the last day of any fiscal quarter (beginning with the fiscal quarter ended December 29, 2019), the sum of the aggregate principal amount of outstanding revolving credit borrowings under the Revolving Facility and the aggregate face amount of letters of credit issued under the Revolving Facility (excluding undrawn letters of credit in an aggregate face amount up to $12.0 million) exceeds 35% of the aggregate amount of the maximum revolving credit borrowings under the Revolving Facility. The First Amendment also reduced the aggregate maximum revolving credit borrowings under the Revolving Facility by $10.0 million to a total of $115.0 million. As previously disclosed by the Company in its Quarterly Report on Form 10-Q for the quarter ended September 29, 2019, the Company was in compliance at September 29, 2019 with the covenants under the Credit Agreement without giving effect to the First Amendment (including, without limitation, the Total Net Leverage Ratio covenant thereunder which was 4.02 to 1.00 at September 29, 2019).

The foregoing summary is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	First Amendment to Credit Agreement dated as of December 13, 2019 among Carrols Restaurant Group, Inc., the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carrols Restaurant Group, Inc.

Date: December 18, 2019	By:	/s/ William E. Myers
Name: William E. Myers Title: Vice President, General Counsel and Secretary

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